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                                                               EXHIBIT 99.(a)(8)

                    MORGAN STANLEY EUROPEAN GROWTH FUND INC.


                              ARTICLES OF AMENDMENT
                          CHANGING NAME OF CORPORATION
                      PURSUANT TO MGCL SECTION 2-605 (a)(1)


     Morgan Stanley European Growth Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by striking out
ARTICLE II of the Articles of Incorporation and inserting in lieu thereof the following:

                                   "ARTICLE II
     The name of the Corporation is Morgan Stanley European Equity Fund Inc."

     SECOND: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     THIRD: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     FOURTH: These Articles of Amendment shall become effective at 9:00 a.m., Eastern Time, on December 30, 2004.

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     IN WITNESS WHEROF, the Corporation has caused these presents to be signed in its name and on its behalf by its Executive Vice President and Principal Executive Officer and attested by its Secretary on this 23rd day of December, 2004.


                                  MORGAN STANLEY EUROPEAN GROWTH FUND INC.


                                  By:      /S/ RONALD E. ROBISON
                                           ---------------------
                                  Name:    Ronald E. Robison
                                  Title:   Executive Vice President
                                           and Principal Executive Officer

     ATTESTED:



            /S/ MARY E. MULLIN
            ------------------
     Name:  Mary E. Mullin
     Title: Secretary

     THE UNDERSIGNED, the Executive Vice President and Principal Executive Officer of Morgan Stanley European Equity Fund Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           /S/ RONALD E. ROBISON
                                           ---------------------
                                   Name:   Ronald E. Robison
                                   Title:  Executive Vice President
                                           and Principal Executive Officer




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